UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 18, 2012

Compressco Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

101 Park Avenue, Suite 1200
Oklahoma City, Oklahoma 73102
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (405) 677-0221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

            On October 18, 2012, the Board of Directors of Compressco Partners GP Inc. (the “Board of Directors”), the general partner of Compressco Partners, L.P. (the “Partnership”), declared a cash distribution attributable to the quarter ended September 30, 2012 of $0.3975 per outstanding unit, which is an increase of $0.01 per outstanding unit over the previous quarterly distribution of $0.3875 per outstanding unit. The distribution will be payable on November 15, 2012 to the Partnership’s unitholders of record as of the close of business on November 1, 2012.

            On October 19, 2012, the Partnership issued a press release announcing that it plans to publicly release its financial results for the quarter ended September 30, 2012 on Monday, November 5, 2012 and will hold a conference call at 10:30 a.m. Eastern Time on that day to discuss the financial results.

            A copy of the press release announcing the cash distribution and schedule for the financial results release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 19, 2012, issued by Compressco Partners, L.P.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compressco Partners, L.P.
By:	Compressco Partners GP Inc., its general partner
By:	/s/Ronald J. Foster
Ronald J. Foster
President
Date: October 19, 2012

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated October 19, 2012, issued by Compressco Partners, L.P.